UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2013

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As noted in Item 5.07 below, at the 2013 Annual Meeting of Stockholders of Amgen Inc. (the “Company”), held on May 22, 2013 (the “Annual Meeting”), the Company’s stockholders approved the Amended and Restated 2009 Equity Incentive Plan (the “Plan”) which, among other things, increased the number of shares of the Company’s common stock, $.0001 par value per share, available for issuance under the Plan by 17,100,000 shares, from 87,180,107 shares to 104,280,107 shares (plus any shares granted under prior plan awards that are added back to the Plan’s authorized pool pursuant to the replenishment provisions described in the Plan). In addition, the Plan provides for the following material changes: (i) incorporate certain changes to the share counting provision of the Plan to provide that shares withheld to pay for tax obligations with respect to “full value” awards (or awards that are settled in shares, excluding stock options and stock appreciation rights) and repurchases of restricted shares will be available for issuance again under the Plan; (ii) require that dividends and dividend equivalents payable in connection with performance-based awards will only be paid to the extent that the performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest; (iii) provide the administrator with discretion to allow for automatic exercises of certain “in-the-money” stock options and stock appreciation rights shortly prior to the expiration of their term; and (iv) eliminate certain performance criteria that may be used to award “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

A brief description of the material terms of the Plan, including the amendments, is set forth on pages 21 to 34 of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 8, 2013 (the “Proxy Statement”) and is incorporated herein by reference. That summary and the foregoing description of the Plan are qualified in their entirety by reference to the text of the Plan, which was filed as Appendix C to the Proxy Statement and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 22, 2013. The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Item 1 - Election of Directors

Each of the following 13 nominees for director were elected to serve a one-year term expiring at the Company’s 2014 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

Name	Votes For	Votes Against	Abstain	Broker Non- Votes
Dr. David Baltimore	568,032,042	10,373,724	1,218,078	78,250,694
Mr. Frank J. Biondi, Jr.	517,076,311	60,619,041	1,928,493	78,250,693
Mr. Robert A. Bradway	555,200,407	18,510,101	5,913,339	78,250,691
Mr. François de Carbonnel	572,269,428	5,214,106	2,140,313	78,250,692
Dr. Vance D. Coffman	565,040,702	13,308,712	1,274,428	78,250,696
Mr. Robert A. Eckert	572,812,727	5,495,627	1,315,491	78,250,694
Dr. Rebecca M. Henderson	573,542,668	4,890,627	1,190,554	78,250,689
Mr. Frank C. Herringer	568,448,257	9,889,746	1,285,842	78,250,693
Dr. Tyler Jacks	573,459,317	4,912,799	1,251,726	78,250,696
Dr. Gilbert S. Omenn	568,825,812	9,534,924	1,263,109	78,250,694
Ms. Judith C. Pelham	570,187,780	7,575,473	1,860,956	78,250,330
Mr. Leonard D. Schaeffer	569,349,796	8,996,705	1,277,343	78,250,695
Dr. Ronald D. Sugar	567,526,873	10,647,828	1,449,144	78,250,693

Item 2 - Ratification of Selection of Independent Registered Public Accountants

Ernst & Young LLP was ratified as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013. No Broker Non-Votes resulted from the vote on this proposal.

For:	648,333,290
Against:	7,728,650
Abstain:	1,812,598

Item 3 - Advisory Vote to Approve Our Executive Compensation

The advisory vote to approve our executive compensation was approved.

For:	496,672,458
Against:	79,119,807
Abstain:	3,830,355
Broker Non-Votes: 78,251,918

Item 4 – Approval of Proposed Amended and Restated 2009 Equity Incentive Plan

The proposed Amended and Restated 2009 Equity Incentive Plan was approved.

For:	471,804,509
Against:	104,347,011
Abstain:	3,471,105
Broker Non-Votes: 78,251,914

No other matters were submitted for stockholder action.

A copy of the press release announcing the vote results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: May 22, 2013

	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated May 22, 2013

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